CUMULUS MEDIA Reports Operating Results for the Second Quarter 2021

ATLANTA, GA — August 4, 2021: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” "CUMULUS MEDIA," “we,” “us,” or “our”) today announced operating results for the six months ended June 30, 2021.

Mary G. Berner, President and Chief Executive Officer of CUMULUS MEDIA, said, "This quarter’s results clearly reflect the success we are having in accelerating our positive revenue trajectory. In addition to the continued improvement in the core radio business, total digital revenue grew by 55% year-over-year, with each of our digital channels posting new all-time highs. Additionally, we enhanced our considerable stronghold in the news/talk ecosystem with The Dan Bongino Show, now on over 300 radio stations – the largest launch ever for a new and original syndication. We also significantly deepened our position in the fast-growing sports betting space with an innovative and expansive multi-year, multi-platform marketing and content partnership with WynnBET, which is poised to become one of our largest clients through this new relationship.”

Berner added, “We continue to reduce the Company’s fixed cost structure, increasing our expectation for fixed cost reductions to $70 million in 2022 from our prior guidance of $50 million versus the 2019 baseline. Additionally, we bolstered our cash and balance sheet with the highly accretive, $34 million monetization of our Nashville real estate. Looking forward, we are confident that we will see significant top-line growth and meaningful recovery in EBITDA, which, along with our substantial financial flexibility, gives us multiple pathways for continued growth of shareholder value.”

Key Highlights:

•Delivered continued positive revenue trajectory across all ad channels
◦Increased total revenue by 54% year-over-year
◦Increased digital revenue by 55% year-over-year with streaming, local digital marketing services and podcasting revenue streams all reaching new all-time highs

•Announced multiple major platform-wide partnerships with meaningful upside
◦Launched The Dan Bongino Show (an extension of our successful podcast relationship), which now has 300+ affiliates, a record-breaking start for a new and original syndicated show
◦Established strong beachhead in the sports betting sector through unique multi-year partnership with WynnBET, the premier mobile sports betting app from Wynn Resorts

•Enhanced margins and operating leverage from fixed cost actions
◦Realized more than $10 million of year-over-year permanent cost reductions in the quarter
◦Announced an additional $20 million of permanent fixed cost reductions expected to be realized in 2022 (now anticipating more than $70 million in aggregate vs. 2019 baseline)

•Further strengthened balance sheet with $175 million debt paydown
◦Finished the quarter with $125 million of cash on hand (excluding the aforementioned debt paydown, an increase of $6 million compared with March 31, 2021)
◦Reported total debt of $826 million at June 30, 2021, and net debt of $701 million

•Completed $34 million sale of Nashville non-core real estate on August 2, 2021
◦Proceeds required to pay down debt, subject to reinvestment rights
◦Results in slight operating income benefit with no business impact

Operating Summary (dollars in thousands, except percentages and per share data):

For the three months ended June 30, 2021, the Company reported net revenue of $224.7 million, an increase of 53.9% from the three months ended June 30, 2020, net loss of $5.9 million and Adjusted EBITDA of $36.9 million.

For the six months ended June 30, 2021, the Company reported net revenue of $426.4 million, an increase of 14.0% from the six months ended June 30, 2020, net loss of $27.8 million and Adjusted EBITDA of $45.8 million.

As Reported	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	% Change
Net revenue	$224,718	$146,022	53.9%
Net loss	$(5,891)	$(36,316)	83.8%
Adjusted EBITDA (1)	$36,857	$(6,375)	N/A
Basic loss per share	$(0.29)	$(1.79)	83.8%
Diluted loss per share	$(0.29)	$(1.79)	83.8%

As Reported	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020	% Change
Net revenue	$426,446	$373,936	14.0%
Net loss	$(27,809)	$(43,667)	36.3%
Adjusted EBITDA (1)	$45,789	$21,350	114.5%
Basic loss per share	$(1.36)	$(2.15)	36.7%
Diluted loss per share	$(1.36)	$(2.15)	36.7%

Revenue Detail Summary (dollars in thousands):

As Reported	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	% Change
Broadcast radio revenue:
Spot	$120,886	$72,437	66.9%
Network	55,346	41,767	32.5%
Total broadcast radio revenue	176,232	114,204	54.3%
Digital	31,422	20,341	54.5%
Other	17,064	11,477	48.7%
Net revenue	$224,718	$146,022	53.9%

As Reported	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020	% Change
Broadcast radio revenue:
Spot	$213,783	$194,380	10.0%
Network	117,375	107,450	9.2%
Total broadcast radio revenue	331,158	301,830	9.7%
Digital	58,501	42,227	38.5%
Other	36,787	29,879	23.1%
Net revenue	$426,446	$373,936	14.0%

Balance Sheet Summary (dollars in thousands):

	June 30, 2021	December 31, 2020
Cash and cash equivalents	$124,978	$271,761
Term loan due 2026 (2)	$356,240	$469,411
6.75% Senior notes (2)	$449,695	$452,836
2020 Revolving credit facility	$—	$60,000
Payroll Protection Program loans	$20,000	$—

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Capital expenditures	$11,971	$5,575

(1)Adjusted EBITDA is not a financial measure calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measures.”
(2)Excludes unamortized debt issuance costs.

Earnings Conference Call Details
The Company will host a conference call today at 8:30 AM ET to discuss its second quarter operating results. NetRoadshow (NRS) is the service provider for this call. They will require email address verification (one-time only) and will provide registration confirmation. To participate in the conference call, please register in advance using the link on the Company's investor relations website at www.cumulusmedia.com/investors. Upon completing registration, a calendar invitation will follow with call access details, including a unique PIN, and replay details.

To join by phone with operator-assisted dial-in, domestic callers should dial 833-470-1428 and international callers should dial 404-975-4839. If prompted, the participant access code is 515801. Please call five to ten minutes in advance to ensure that you are connected prior to the call.

The conference call will also be broadcast live in listen-only mode through a link on the Company’s investor relations website at www.cumulusmedia.com/investors. This link can also be used to access a recording of the call, which will be available shortly following its completion.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors including, but not limited to, risks and uncertainties related to the implementation of our strategic operating plans, the evolving and uncertain nature of the COVID-19 pandemic and its impact on the Company, the media industry, and the economy in general and other risk factors described from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. CUMULUS MEDIA assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

About CUMULUS MEDIA
CUMULUS MEDIA (NASDAQ: CMLS) is a leading media, advertising, and marketing services company delivering premium content to over a quarter billion people every month — wherever and whenever they want it. CUMULUS MEDIA engages listeners with high-quality local programming through 413 owned-and-operated radio stations across 86 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, CNN, the AP, the Academy of Country Music Awards, and many other world-class partners across nearly 7,300 affiliated stations through Westwood One, the largest audio network in America; and inspires listeners through the CUMULUS Podcast Network, its rapidly growing network of original podcasts that are smart, entertaining and thought-provoking. CUMULUS MEDIA provides advertisers with personal connections, local impact and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. CUMULUS MEDIA is the only audio media company to provide marketers with local and national advertising performance guarantees. For more information visit www.cumulusmedia.com.

Non-GAAP Financial Measures

From time to time, we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") is the financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our Refinanced Credit Agreement.

In determining Adjusted EBITDA, we exclude the following from net loss: interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations, local marketing agreement fees, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any.

Management believes that Adjusted EBITDA, with and excluding impact of political advertising, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA, with and excluding impact of political advertising, is routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider the metric to be extremely useful.

The Company presents revenue, excluding impact of political revenue. As a result of the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting net revenue, excluding impact of political revenue, provides useful information to investors about the Company’s revenue growth comparable from period to period.

The Company presents the non-GAAP financial measure "net debt" which is total debt less cash and cash equivalents. Management believes that net debt is an important measure to monitor leverage and evaluate the balance sheet. We refer to Adjusted EBITDA, with and excluding the impact of political advertising, net revenue, excluding impact of political revenue, and net debt as the "Non-GAAP Financial Measures."

Non-GAAP Financial Measures should not be considered in isolation or as a substitute for net income, net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Non-GAAP Financial Measures may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

Supplemental Financial Data and Reconciliations

CUMULUS MEDIA INC.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net revenue	$224,718	$146,022	$426,446	$373,936
Operating expenses:
Content costs	82,882	65,725	173,030	154,291
Selling, general & administrative expenses	93,063	79,904	183,161	183,531
Depreciation and amortization	13,163	13,122	26,573	25,912
Local marketing agreement fees	193	1,006	689	2,053
Corporate expenses	18,718	7,003	32,521	15,172
Stock-based compensation expense	1,358	985	2,415	1,704
Restructuring costs	2,895	2,343	4,473	5,263
(Gain) loss on sale or disposal of assets or stations	(179)	3,767	(462)	5,583
Impairment of intangible assets	—	4,509	—	4,509
Total operating expenses	212,093	178,364	422,400	398,018
Operating income (loss)	12,625	(32,342)	4,046	(24,082)
Non-operating expense:
Interest expense	(18,091)	(15,888)	(35,640)	(33,047)
Other income (expense), net	314	(59)	174	(60)
Total non-operating expense, net	(17,777)	(15,947)	(35,466)	(33,107)
Loss before income taxes	(5,152)	(48,289)	(31,420)	(57,189)
Income tax (expense) benefit	(739)	11,973	3,611	13,522
Net loss	$(5,891)	$(36,316)	$(27,809)	$(43,667)

The following tables reconcile net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented herein (dollars in thousands):

As Reported	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020
GAAP net loss	$(5,891)	$(36,316)
Income tax expense (benefit)	739	(11,973)
Non-operating expense, including net interest expense	17,777	15,947
Local marketing agreement fees	193	1,006
Depreciation and amortization	13,163	13,122
Stock-based compensation expense	1,358	985
Impairment of intangible assets	—	4,509
(Gain) loss on sale or disposal of assets or stations	(179)	3,767
Restructuring costs	2,895	2,343
Non-routine legal expenses	6,599	—
Franchise taxes	203	235
Adjusted EBITDA	$36,857	$(6,375)

As Reported	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
GAAP net loss	$(27,809)	$(43,667)
Income tax benefit	(3,611)	(13,522)
Non-operating expense, including net interest expense	35,466	33,107
Local marketing agreement fees	689	2,053
Depreciation and amortization	26,573	25,912
Stock-based compensation expense	2,415	1,704
Impairment of intangible assets	—	4,509
(Gain) loss on sale or disposal of assets or stations	(462)	5,583
Restructuring costs	4,473	5,263
Non-routine legal expenses	7,627	—
Franchise taxes	428	408
Adjusted EBITDA	$45,789	$21,350

The following tables reconcile the as reported net revenue and as reported Adjusted EBITDA, both including and excluding the impact of political, for the periods presented herein (dollars in thousands):

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020
As reported net revenue	$224,718	$146,022
Political revenue	(987)	(1,183)
As reported net revenue, excluding impact of political revenue	$223,731	$144,839

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020
As reported Adjusted EBITDA	$36,857	$(6,375)
Political EBITDA	(888)	(1,065)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$35,969	$(7,440)

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
As reported net revenue	$426,446	$373,936
Political revenue	(2,322)	(6,109)
As reported net revenue, excluding impact of political revenue	$424,124	$367,827

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
As reported Adjusted EBITDA	$45,789	$21,350
Political EBITDA	(2,090)	(5,498)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$43,699	$15,852